Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Bay View Capital Corporation on Form S-8 of our report dated January 26, 1998 appearing in the Annual Report on Form 10-K of Bay View Capital Corporation for the year ended December 31, 1997.


/s/ Deloitte & Touche LLP

San Francisco, California
April 15, 1999